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Exhibit (n)(2)

Consent of Hugh Blakeway-Webb

    Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form N-2 (as amended, the "Registration Statement") of Centre Lane Investment Corp. (the "Company"), the undersigned hereby consents to being named and described in the Registration Statement and in any and all amendments or supplements thereto to be filed with the U.S. Securities and Exchange Commission as a person to be appointed a director of the Company and to the filing or attachment of this Consent with such Registration Statement and any amendment or supplement thereto.

    IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 17th day of March, 2011.

/s/ HUGH BLAKEWAY-WEBB Name: Hugh Blakeway-Webb

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  Exhibit (n)(2)
Consent of Hugh Blakeway-Webb